Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the SCP Pool Corporation 2002 Long-Term Incentive Plan of our report dated February 6, 2002, with respect to the consolidated financial statements and schedule of SCP Pool Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ Ernst &Young LLP

New Orleans, Louisiana
August 6, 2002